SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 18, 2003

                              ENHANCE BIOTECH, INC.
                 (Formerly known as Becor Communications, Inc.)
               (Exact name of issuer as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

          000-31653                                       95-4766094
 (Commission File Number)                      (IRS Employer Identification No.)

              17337 Ventura Boulevard, Suite 224, Encino, CA    91316
               (Address of principal  executive  offices)     (Zip Code)

       Registrant's telephone number, including area code: (818) 784-0040

Item 1.  Changes in Control of Registrant.
         --------------------------------

         NOT APPLICABLE

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On Friday, April 18, 2003, Registrant's Board of Directors approved and agreed to a debt conversion agreement between Registrant, Registrant's wholly owned subsidiary, Advanced Knowledge, Inc., a Delaware corporation, and Mr. Buddy Young, an officer and director of Registration and its subsidiary. Mr. Young agreed to convert all of the debt owed to him by the subsidiary of approximately $434,000, except for $25,000, to equity and to assume the balance of the subsidiary's liabilities and assets, which liabilities exceed the value of the assets, in exchance for 1,000,000 shares of the subsidiary's common stock. Registrant owns all 1,750,000 of the subsidiary's issued and outstanding stock. Registrant transferred 1,000,000 of the subsidiary's shares to Mr. Young in conjunction with the execution of a Debt Conversion Assignment and Assumption Agreement. As a result, other than the $25,000 debt to Mr. Young, the subsidiary has no assets or liabilities.

Item 3.  Bankruptcy or Receivership.
         --------------------------

         NOT APPLICABLE

Item 4.  Change in Registrant's Certifying Accountants
         ---------------------------------------------

         NOT APPLICABLE

Item 5.  Other Events.
         ------------


Item 6.  Resignations of Registrant's Directors.
         --------------------------------------

         NOT APPLICABLE

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         NOT APPLICABLE

Item 8.  Change in Fiscal Year.
         ---------------------

         NOT APPLICABLE


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECOR COMMUNICATIONS, INC.,
                                           A California corporation (Registrant)


Date: April 28, 2003                       By: /s/ Buddy Young
                                              ---------------------------------
                                              BUDDY YOUNG, Chief Executive
                                              Officer



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